Exhibit 99.2

CONSENT OF DONNELLY PENMAN & PARTNERS INC.

We hereby consent to the use of our fairness opinion included as Annex C to the Joint Proxy Statement/Prospectus included in Middlefield Banc Corp.’s Registration Statement on Form S-4 relating to the proposed merger of Liberty Bank, N.A. into The Middlefield Banking Company and to the reference to our firm’s name under the captions “Summary – Opinion of Middlefield’s Financial Advisor,” “The Merger – Background of the Merger,” “– Nonpublic Financial Projections Provided to Financial Advisors,” “– Nonpublic Financial Projections Provided to Middlefield’s Financial Advisor,” “– Opinion of Middlefield’s Financial Advisor,” and “The Reorganization Agreement – Covenants and Agreements” in the Joint Proxy Statement/Prospectus. In giving consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

/s/ Donnelly Penman & Partners Inc.

Donnelly Penman & Partners Inc.

Grosse Point, Michigan

September 30, 2016